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                                                                    Exhibit 3.10


                        ---------------------------------

                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                               PROTIP CORPORATION

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                                TABLE OF CONTENTS

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ARTICLE I. SHAREHOLDERS' MEETINGS...........................................................................1
  SECTION 1.1    ANNUAL MEETINGS............................................................................1
  SECTION 1.2    NOTICE OF ANNUAL MEETING...................................................................2
  SECTION 1.3    SPECIAL MEETINGS...........................................................................2
  SECTION 1.4    NOTICE OF SPECIAL MEETING..................................................................2
  SECTION 1.5    PLACE OF MEETINGS..........................................................................3
  SECTION 1.6    QUORUM ADJOURNMENT.........................................................................3
  SECTION 1.7    VOTING.....................................................................................3
  SECTION 1.8    ACTION BY CONSENT..........................................................................4
  SECTION 1.9    WAIVER OF NOTICE...........................................................................4

ARTICLE II. DIRECTORS.......................................................................................4
  SECTION 2.1    NUMBER, ELECTION AND TERM..................................................................4
  SECTION 2.2    RESIGNATION; VACANCY.......................................................................4
  SECTION 2.3    FIRST MEETING OF NEWLY ELECTED BOARD.......................................................5
  SECTION 2.4    REGULAR MEETING............................................................................5
  SECTION 2.5    SPECIAL MEETINGS...........................................................................5
  SECTION 2.6    QUORUM; ADJOURNMENT........................................................................5
  SECTION 2.7    PLACE OF MEETINGS..........................................................................6
  SECTION 2.8    BOARD COMMITTEES...........................................................................6
  SECTION 2.9    PARTICIPATION VIA CONFERENCE TELEPHONE.....................................................6
  SECTION 2.10   WAIVER OF NOTICE...........................................................................6
  SECTION 2.11   ATTENDANCE CONSTITUTES WAIVER OF NOTICE....................................................6
  SECTION 2.12   ACTION BY CONSENT..........................................................................7
  SECTION 2.13   COMPENSATION OF DIRECTORS..................................................................7

ARTICLE III. OFFICERS.......................................................................................7
  SECTION 3.1    NUMBER, ELECTION, SALARY AND TERM..........................................................7
  SECTION 3.2    CHAIRMAN OF THE BOARD......................................................................8
  SECTION 3.3    VICE CHAIRMEN..............................................................................8
  SECTION 3.4    PRESIDENT/CHIEF EXECUTIVE OFFICER..........................................................8
  SECTION 3.5    SENIOR VICE PRESIDENTS AND EXECUTIVE VICE PRESIDENTS.......................................8
  SECTION 3.6    VICE PRESIDENTS............................................................................9
  SECTION 3.7    SECRETARY AND ASSISTANT SECRETARIES........................................................9
  SECTION 3.8    TREASURER AND ASSISTANT TREASURERS.........................................................9

ARTICLE IV. CAPITAL STOCK..................................................................................10
  SECTION 4.1    SHARE CERTIFICATES........................................................................10
  SECTION 4.2    TRANSFER OF STOCK.........................................................................10
  SECTION 4.3    REGISTERED SHAREHOLDERS...................................................................10
  SECTION 4.4    CLOSING OF TRANSFER BOOKS AND FIXING OF RECORD DATE.......................................11
  SECTION 4.5    LOST CERTIFICATE..........................................................................11

ARTICLE V. DIVIDENDS.......................................................................................12
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ARTICLE VI. FISCAL YEAR....................................................................................12

ARTICLE VII. SEAL..........................................................................................13

ARTICLE VIII. INDEMNIFICATION OF AND INSURANCE ON DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS................13
  SECTION 8.1    INDEMNIFICATION...........................................................................13
  SECTION 8.2    INSURANCE.................................................................................13

ARTICLE IX. ALTERATION. AMENDMENT OR REPEAL OF BY-LAWS.....................................................13
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                              AMENDED AND RESTATED
                                     BYLAWS
                                       OF

                               PROTIP CORPORATION

     These Amended and Restated Bylaws have been duly adopted in accordance with Sections 351.290 of the General and Business Corporation Law of the State of Missouri to put into effect and carry out the First Amended and Restated Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code for Thermadyne Holdings Corporation, et al., as confirmed on April 3, 2003 by order of the United States Bankruptcy Court for the Eastern District of Missouri, Eastern Division.

     These Bylaws are subject to, and governed by, the General and Business Corporation Law of the State of Missouri and the Articles of Incorporation of ProTip Corporation, a Missouri corporation. In the event of a direct conflict between the provisions of these Bylaws and the mandatory provisions of the General and Business Corporation Law of the State of Missouri or the provisions of the Articles of Incorporation of ProTip Corporation, such provisions of the General and Business Corporation Law of the State of Missouri or the Articles of Incorporation of ProTip Corporation, as the case may be, will be controlling.

                                   ARTICLE I.
                             SHAREHOLDERS' MEETINGS

     Section 1.1 ANNUAL MEETINGS. An annual meeting of shareholders shall be held on such date and at such time as determined by the board of directors and as indicated in the notice of such meeting. Every meeting of the shareholders shall be convened at the hour stated in the notice for said meeting and continue until declared adjourned by a vote of the shareholders present or declared adjourned by the presiding officer. At such meeting, a board of directors shall

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be elected and such other business shall be transacted as may properly be brought before the meeting.

     Section 1.2 NOTICE OF ANNUAL MEETING. Written or printed notice of the annual meeting stating the place, day and hour of the meeting shall be delivered or given, either personally or by mail, to each shareholder of record entitled to vote thereat at such address as appears on the books of the corporation, not less than ten or more than seventy days before the date of the meeting.

     Section 1.3 SPECIAL MEETINGS. Special meetings of the shareholders or of the holders of any special class of stock of the corporation may be called by the chairman of the board or the president at anytime unless otherwise provided by law, and shall be directed to do so by resolution of the board of directors or whenever shareholders owning not less than one fifth of all the shares issued and outstanding and entitled to vote at the particular meeting shall request such a meeting in writing. Such request shall be delivered to the president of the corporation and shall state the purpose or purposes of the proposed meeting. Upon such direction or request, it shall be the duty of the president to call a special meeting of the shareholders to be held at anytime, not less than ten
(10) nor more than seventy (70) days thereafter, as the president may fix. If the president shall neglect to issue such call, the person or persons making such direction or request may issue the call. The business transacted at any special meeting of shareholders shall be confined to the purposes stated in the notice.

     Section 1.4 NOTICE OF SPECIAL MEETING. Written or printed notice of a special meeting of shareholders, stating the place, day, hour and purpose or purposes thereof, shall be delivered or given, either personally or by mail, to each shareholder of record entitled to vote thereat at

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such address as appears on the books of the corporation, not less than ten or more than seventy days before the date of the meeting.

     Section 1.5 PLACE OF MEETINGS. All meetings of the shareholders shall be held at the principal business office of the corporation or at such other place as the board of directors may specify in the notice of such meeting.

     Section 1.6 QUORUM ADJOURNMENT. A majority of the shares issued and outstanding and entitled to vote thereat, represented in person or by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business, except as otherwise provided by statute. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time for successive periods of not more than ninety days, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business maybe transacted which might have been transacted at the meeting as originally scheduled.

     Section 1.7 VOTING. When a quorum is present at any meeting, the vote of the holders of a majority of the shares having voting power represented in person or by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes, the articles of incorporation, or these bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such questions.

     At any meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote in person, or by proxy appointed by a proper instrument in writing subscribed by

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the shareholder or by his/her duly authorized attorney in fact. Each shareholder shall have one vote for each share having voting power, registered in his/her name on the books of the corporation.

     Section 1.8 ACTION BY CONSENT. Any action which maybe taken at any meeting of the shareholders may be taken without a meeting if consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

     Section 1.9 WAIVER OF NOTICE. Whenever any notice is required to be given, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                   ARTICLE II.
                                    DIRECTORS

     Section 2.1 NUMBER, ELECTION AND TERM. The number of directors to constitute the board of directors shall be as is provided from time to time in the articles of incorporation.

     The directors shall be elected at the annual meeting of the shareholders, and each director shall serve until the next succeeding annual meeting of shareholders and until his/her successor shall have been elected and qualified.

     Section 2.2 RESIGNATION; VACANCY. Any director of the corporation may resign at any time by giving written notice of such resignation to the board of directors, the chairman of the board, the president, any vice president or the secretary of the corporation. Any such resignation shall take effect at the time specified therein or, if no time be specified, upon receipt thereof by the board of directors or one of the above named officers; and, unless specified therein, the acceptance of such resignation shall not be necessary to make it effective.

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     If the office of a director becomes vacant for any reason, the remaining directors shall choose a successor or successors who shall hold office for the unexpired term in respect of which such vacancy occurred or until the next election of directors.

     Section 2.3 FIRST MEETING OF NEWLY ELECTED BOARD. The first meeting of each newly elected board shall be held at such time and place as shall be fixed by the vote of the shareholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting provided a quorum shall be present, or they may meet at such place and time as shall be fixed by the consent in writing of all the directors.

     Section 2.4 REGULAR MEETING. Regular meetings of the board of directors shall be held at such places, within or without the State of Missouri, and on such days and at such times as shall be fixed from time to time by the board of directors. Notice of such regular meetings need not be given.

     Section 2.5 SPECIAL MEETINGS. Special meetings of the board maybe held at any time and place, within or without the State of Missouri, upon the call of the chairman of the board, the president or secretary of the corporation by oral, written, telegraphic, facsimile transmission or any other mode of notice duly given, sent or mailed to each director, at such director's last known address, not less than two (2) days before such meeting provided.

     Section 2.6 QUORUM; ADJOURNMENT. At all meetings of the board, a majority of the directors shall be necessary and sufficient to constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as maybe otherwise specifically provided by statute. If a quorum shall not be present at any meeting of directors, the directors present thereat may

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adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 2.7 PLACE OF MEETINGS. The directors may hold their meetings at the principal business office of the corporation or at such other place as they may determine.

     Section 2.8 BOARD COMMITTEES. The board may designate an executive committee and one or more other committees, each committee to consist of one or more directors of the corporation. Any such committee, to the extent provided in any such resolution, shall have and may exercise all the powers and authority of the board in the management of the business and affairs of the corporation.

     Section 2.9 PARTICIPATION VIA CONFERENCE TELEPHONE. Members of the board of directors or of any committee designated by the board of directors may participate in a meeting of the board or committee by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and participation in a meeting in this manner shall constitute presence in person at the meeting.

     Section 2.10 WAIVER OF NOTICE. Whenever any notice is required to be given, a waiver thereof in writing, by telegram or facsimile transmission from the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

     Section 2.11 ATTENDANCE CONSTITUTES WAIVER OF NOTICE. Attendance of a director at any meeting shall constitute a waiver of notice of the meeting except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

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     Section 2.12   ACTION BY CONSENT. Any action which is required to be or may be taken at a meeting of the directors may be taken without a meeting if consents in writing, setting forth the action so taken, are signed by all the directors.

     Section 2.13 COMPENSATION OF DIRECTORS. Directors, as such, shall not receive any stated salary for their services, but by resolution of the board a fixed sum and expenses of attendance, if any, maybe allowed for attendance at each regular or special meeting of the board; provided that nothing herein contained shall be construed to preclude any director from sewing the corporation in any other capacity and receiving compensation therefor.

                                  ARTICLE III.

                                    OFFICERS

     Section 3.1 NUMBER, ELECTION, SALARY AND TERM. The officers of the corporation shall be a president and a secretary who shall be chosen by the board of directors at its first meeting after each annual meeting of shareholders. The board of directors may also choose a chairman of the board, one or more vice chairmen, one or more vice presidents, one or more of which may be designated as senior vice presidents or executive vice presidents, a treasurer, and one or more assistant secretaries and assistant treasurers.

     The board may appoint such other officers and agents as it shall deem necessary; who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

     The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

     The officers of the corporation shall hold office until their successors are chosen. Any officer elected or appointed by the board of directors maybe removed at anytime by the

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affirmative vote of a majority of the whole board of directors. If the office of any officer becomes vacant for any reason, the vacancy shall be filled by the board of directors.

     Section 3.2 CHAIRMAN OF THE BOARD. The chairman of the board, if any, shall preside at all meetings of the shareholders and directors at which he/she is present and shall perform such other duties as the board of directors or these bylaws may prescribe.

     Section 3.3 VICE CHAIRMEN. In the absence of the chairman of the board, the vice chairmen, if any, in order of their seniority, shall perform the duties and exercise the powers of the chairman of the board, preside at all meetings of the shareholders and directors at witch any are present and perform such other duties as the board of directors may prescribe.

     Section 3.4 PRESIDENT/CHIEF EXECUTIVE OFFICER. In the absence of the chairman of the board and any vice chairmen, the president shall preside at all meetings of the shareholders and directors at which he/she is present. If no officer has been expressly designated as chief executive officer by the board of directors, the president shall be chief executive officer of the corporation, with the powers and duties which attach to such position. He/she shall perform such duties as the board of directors may prescribe and shall see that all orders and resolutions of the board are carried into effect.

     The president shall execute bonds, mortgages and other contracts requiring a seal, except where permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

     Section 3.5 SENIOR VICE PRESIDENTS AND EXECUTIVE VICE PRESIDENTS. Senior vice presidents and executive vice presidents shall perform such duties and exercise such powers as

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shall be delegated by the chief executive officer or as shall be designated by the board of directors.

     Section 3.6 VICE PRESIDENTS. Vice presidents shall perform such duties and exercise such powers as shall be delegated by the chief executive officer or as shall be designated by the board of directors.

     Section 3.7 SECRETARY AND ASSISTANT SECRETARIES. The secretary shall keep or cause to be kept a record of all meetings of the shareholders and the board of directors and record all votes and the minutes of all proceedings in a book to be kept for that purpose. He/she shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or chief executive officer, under whose supervision he/she shall be.

     The assistant secretaries, if any, in order of their seniority shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties as the board of directors may prescribe.

     Section 3.8 TREASURER AND ASSISTANT TREASURERS. The treasurer, if any, shall have the custody of the corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors and shall perform such other duties as the board of directors may prescribe.

     The treasurer shall disburse the funds of the corporation as maybe ordered by the board, taking proper vouchers for such disbursements, and shall render to the chairman of the board, chief executive officer, president and directors, at the regular meetings of the board, or whenever

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they may require it, an account of all his/her transactions as treasurer and of the financial condition of the corporation.

     If required by the board of directors, the treasurer shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board for the faithful performance of the duties of his/her office and for the restoration to the corporation, in case of his/her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his/her possession or under his/her control belonging to the corporation.

     The assistant treasurers, if any, in the order of their seniority shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer arid shall perform such other duties as the board of directors may prescribe.

                                   ARTICLE IV.

                                  CAPITAL STOCK

     Section 4.1 SHARE CERTIFICATES. The certificates representing shares of the corporation shall be numbered and shall be entered in the books of the corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the president and the secretary or by such other officers authorized so to do by law.

     Section 4.2 TRANSFER OF STOCK. Upon surrender to the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

     Section 4.3 REGISTERED SHAREHOLDERS. The corporation shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part

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of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided bylaw.

     Section 4.4 CLOSING OF TRANSFER BOOKS AND FIXING OF RECORD DATE. The board of directors shall have the power to close the transfer books of the corporation for a period not exceeding fifty (50) days preceding the date of any meeting of shareholders, or the date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect; provided, however, that in lieu of closing the transfer books as aforesaid, the board of directors may fix in advance a date, not exceeding fifty (50) days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the shareholders entitled to notice of, and to vote at any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or entitled to exercise the rights in respect of any such change, conversion or exchange of shares. In such case only the shareholders who are shareholders of record on the record date so fixed shall be entitled to such notice of and to vote at such meeting and my adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights as the case maybe, notwithstanding any transfer of any shares on the books of the corporation after the date of closing of the transfer books or the record date fixed as aforesaid.

     Section 4.5 LOST CERTIFICATE. The holder of any shares of stock of the corporation shall immediately notify the corporation and its transfer agents and registrars, if any, of any loss or destruction of the certificates representing the same. The corporation may issue a new certificate in the place of any certificate theretofore issued by it which is alleged to have been lost or

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destroyed and the board of directors may require the owner of the lost or destroyed certificate or such owner's legal representative to give the corporation a bond in such sum and in such form as the board of directors may direct or approve, and with such surety or sureties as may be satisfactory to the board of directors, to indemnify the corporation and its transfer agents and registrars, if any, against any claim or liability that may be asserted against or incurred by it or any transfer agent or registrar on account of the alleged loss or destruction of any such certificate or the issuance of such new certificate. A new certificate may be issued without requiring any bond when, in the judgment of the board of directors, it is proper so to do. The board of directors may delegate to any officer or officers of the corporation any of the powers and authorities contained in this section.

                                   ARTICLE V.

                                    DIVIDENDS

     Dividends upon the issued shares of the corporation may be declared by the board of directors at any regular or special meeting pursuant to law.

     Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                   ARTICLE VI.

                                   FISCAL YEAR

     The fiscal year of the corporation shall be determined by resolution of the board of directors.

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                                  ARTICLE VII.

                                      SEAL

     The corporation shall have no corporate seal.

                                  ARTICLE VIII.

                       INDEMNIFICATION OF AND INSURANCE ON
                    DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

     Section 8.1 INDEMNIFICATION. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he/she is or was a director, officer, employee or agent of the corporation, or is or was serving at the, request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent provided bylaw.

     Section 8.2 INSURANCE. The directors shall have the power to cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability against him and incurred by him in any such capacity, arising out of his/her status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article.

                                   ARTICLE IX.

                   ALTERATION. AMENDMENT OR REPEAL OF BY-LAWS

     All bylaws of the corporation may be amended, altered or repealed, and new bylaws may be made, by the affirmative vote of a majority of the directors cast at any regular or special meeting at which a quorum is present provided that such authority has been delegated to the

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board of directors by the Articles of Incorporation; subject to the right of the shareholders to amend, alter or repeal those bylaws by the affirmative vote of the holders of record of a majority of the outstanding shares of stock of the corporation entitled to vote cast at any annual or special meeting.

     The undersigned, the Secretary of the Corporation, hereby certifies that the foregoing Amended and Restated Bylaws were adopted pursuant to the Order as of May 23, 2003.

                                        By:      /s/ Patricia S. Williams
                                                 ------------------------
                                        Name:    Patricia S. Williams
                                        Title:   Secretary

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